Exhibit 99.2

VIRGINIA:

IN THE CIRCUIT COURT FOR ARLINGTON COUNTY

BILL KORNFELD and EDWARD LAPINSKI, Derivatively on Behalf of Nominal Defendant FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.,

Plaintiffs,

v.

ERIC F. BILLINGS, J. ROCK TONKEL, RICHARD J. HENDRIX, WILLIAM J. GINIVAN KURT R. HARRINGTON, PETER A. GALLAGHER, JOHN T. WALL, STEPHEN D. HARLAN, DANIEL J. ALTOBELLO, RUSSELL C. LINDNER, RALPH S. MICHAEL, III, and WALLACE L. TIMMENY,

Defendants,

and

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.,

Nominal Defendant.

Case No. CL 08-1144

STIPULATION OF SETTLEMENT

This Stipulation of Settlement dated August 9, 2010 (the “Stipulation”) is made and entered into by and among the following Parties (as defined further in ¶1.13 hereof), each by and through their respective counsel: (i) plaintiffs Bill Kornfeld and Edward Lapinski (“Plaintiffs”) on behalf of themselves and derivatively on behalf of Friedman, Billings, Ramsey Group, Inc. (“FBR” or the “Company”), now known as Arlington Asset Investment Corp.; (ii) defendants Eric F. Billings, J. Rock Tonkel, Richard J. Hendrix, William J. Ginivan, Kurt R. Harrington, Peter A. Gallagher, John T. Wall, Stephen D. Harlan, Daniel J. Altobello, Russell C. Lindner, Ralph S. Michael, III, and Wallace L. Timmeny (the “Individual Defendants”); and (iii) nominal party FBR (collectively with the Individual Defendants defined as “Defendants”). The Stipulation is intended by the Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined in ¶1.19), upon and subject to the terms and conditions hereof.

I.	INTRODUCTION AND BACKGROUND

On or about June 2, 2008, pursuant to Va. Code Ann. § 13.1-672.1(B), Plaintiffs sent a letter (the “Demand”) to Eric F. Billings, FBR’s Chief Executive Officer (“CEO”) and Chairman of the Board of Directors, demanding that FBR’s Board of Directors (the “Board”) take action to recover from certain officers and directors of FBR the damages allegedly sustained by FBR as a result of alleged breaches of fiduciary duty by those officers and directors. On September 15, 2008, Plaintiffs filed a “Verified Shareholder Derivative Complaint” (the “Complaint”) captioned Kornfeld, et al. v. Billings, et al., Case No. CL-08-1144 (Va. Cir. Ct.), derivatively on behalf of FBR against (1) certain FBR officers and former officers and (2) certain FBR Directors and former Directors.

In response to the Demand, the Company formed a Special Litigation Committee (the “First SLC”), and, on December 8, 2008, (1) FBR moved to dismiss the Complaint pursuant to Va. Code Ann. § 13.1-672.4(A) and (2) the Individual Defendants filed a demurrer to the Complaint contending, inter alia, that (1) FBR’s Amended and Restated Articles of Incorporation shielded defendants from the asserted claims, and (2) Plaintiffs had failed to plead any material facts that, if proven, would show that FBR’s current and former directors failed to discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Plaintiffs opposed the motion to dismiss and the demurrer and filed a motion to compel certain discovery related to the First SLC’s investigation and findings. On March 6, 2009, the Honorable John E. Kloch heard argument on the motion to dismiss, the demurrer, and Plaintiffs’ motion to compel. The Court denied the motion to dismiss with leave to renew following limited discovery, and overruled the demurrer. The Court ordered the Parties to confer regarding the timing and scope of that discovery. Thereafter, consistent with the Court’s rulings, the Parties began to negotiate the timing and scope of discovery. In addition, the Parties began a discussion regarding a potential resolution of the claims made in the Complaint, and, in connection therewith, on March 27, 2009, Plaintiffs sent a letter to FBR that outlined a potential structure to resolve the litigation and which included, inter alia, specific changes to FBR’s compensation policies and procedures as well as additional measures that Plaintiffs believed would improve FBR’s overall corporate governance processes and procedures. The Parties continued these preliminary settlement discussions for several months while also negotiating the scope of discovery to be produced in connection with the First SLC’s investigation and findings, and, in connection therewith, the Company provided Plaintiffs with certain non-public documents. The Parties were unable to resolve the claims made in the Complaint, and, during the course of those discussions, the Company informed Plaintiffs that the Company would not be renewing its motion to dismiss the Complaint under Va. Code Ann. § 13.1-672.4(A).

Thereafter, the Parties conferred about a litigation schedule, and, in connection therewith, on July 24, 2009, Plaintiffs filed their “Amended Verified Shareholder Derivative Complaint” (the “Amended Complaint”). The Amended Complaint alleges, on behalf of FBR, claims against (1) certain FBR officers and former officers and (2) certain FBR Directors and former Directors for breach of fiduciary duty, unjust enrichment, and corporate waste. The allegations arise out of certain decisions by the Compensation Committee of the Board in 2007 and 2008 concerning executive compensation. On August 14, 2009, FBR filed an answer to the Amended Complaint. On the same day, the Individual Defendants filed a demurrer to the Amended Complaint, contending, inter alia, that (1) FBR’s Amended and Restated Articles of Incorporation shield defendants from the asserted claims, and (2) Plaintiffs had failed to plead any material facts that, if proven, would show that FBR’s current and former directors failed to discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. On or about September 11, 2009, Plaintiffs served a request for production of documents on the Company and the Individual Defendants, to which the Company and the Individual Defendants responded on October 5, 2009, thereafter providing Plaintiffs certain responsive, non-public documents.

On or about July 20, 2009, pursuant to Va. Code Ann. § 13.1-672.1(B), Plaintiffs sent another letter (the “Second Demand”) to Eric F. Billings demanding that the Board take action to recover from certain directors of FBR the damages allegedly sustained by FBR as a result of alleged breaches of fiduciary duty by those directors. The Second Demand alleged, inter alia, that certain FBR directors and former directors had breached their fiduciary duties to the Company by failing to seek a premium payment for the sale of the Company’s majority stake in FBR Capital Markets Corporation, a former wholly-owned subsidiary of FBR. In response to the Second Demand, the Company formed a Special Litigation Committee (the “Second SLC”). Beginning in September 2009, following the completion of the Second SLC’s investigation, counsel for Plaintiffs and counsel for the Second SLC had several telephonic meetings concerning the Second SLC’s investigation and its findings. Thereafter, the Second SLC provided Plaintiffs with certain non-public information concerning its investigation and findings including the Second SLC report which concluded that the allegations in the Second Demand were without merit and that the Company should not seek to pursue any of the claims set forth in the Second Demand.

In mid-September 2009, the Parties, by and through their respective counsel, recommenced discussions regarding a potential resolution of the Action (as defined in ¶1.1). Through these discussions, the Parties agreed to pursue mediation before Mr. David Geronemus, Esq. (the “Mediator”). On January 15, 2010, the Parties conducted an all-day mediation session before the Mediator. After the conclusion of the mediation session, and with the substantial assistance and oversight of the Mediator, the Parties continued their arm’s-length settlement negotiations to resolve the Action and ultimately reached an agreement-in-principle to resolve the Action, as detailed in a Memorandum of Understanding dated March 25, 2010. Thereafter, and as detailed further in Section V.2.1.A, the Compensation Committee retained an independent compensation consultant to advise the Compensation Committee regarding the adoption of a new compensation plan. Plaintiffs and their counsel provided input to the Compensation Committee and their experts and ultimately approved the new compensation plan, which the Compensation Committee subsequently adopted on April 12, 2010.

One of the three components of the new compensation plan is long-term incentive compensation and in connection with the Company’s 2010 Annual Meeting, the Company requested and advised that FBR’s shareholders vote in favor of the adoption of the Company’s 2010 Long-Term Incentive Plan (the “Incentive Plan”). Following the Company’s 2010 Annual Meeting held on June 2, 2010, and as disclosed by the Company in a Form 8-K filed with the SEC on June 7, 2010, 78.4% of the votes were cast in favor of the Incentive Plan. However, the total votes cast on that proposal constituted 49.91% of the shares entitled to vote on the proposal. As a result, the number of votes cast on the proposal was below the number required for approval as set forth in Section 312 of the New York Stock Exchange Listed Company Manual, which states that the proposal must be approved by a majority of votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal. The Company intends to seek approval of the Incentive Plan in connection with the Company’s 2011 Annual Meeting. Furthermore, as a result of the foregoing, no employee covered under the Incentive Plan shall receive any award pursuant to such plan that he or she may have been entitled to during fiscal year 2010. Last, to the extent that an employee would have been entitled to long term incentive compensation in fiscal year 2010 under the Incentive Plan had it been adopted, the Compensation Committee will not consider the loss of such compensation as a factor when making its decision with respect to that employee’s total compensation for fiscal year 2010.

II.	CLAIMS OF PLAINTIFFS AND BENEFITS OF SETTLEMENT

Plaintiffs believe that the claims they have asserted in the Action on behalf of FBR have merit. However, counsel for Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against Defendants through trial and through appeals. Plaintiffs’ Counsel (as defined in ¶1.16) also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Counsel for Plaintiffs also are mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action or which may be asserted. Based on their evaluation, which was formed, in part, on the receipt and review of non-public documents and information, Plaintiffs and their counsel have determined that the settlement set forth in the Stipulation is in the best interests of FBR and its shareholders and that the settlement set forth in the Stipulation confers substantial benefits upon FBR and its shareholders.

III.	INDIVIDUAL DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Individual Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Action. Individual Defendants believe that they have substantial defenses to the allegations asserted, including that FBR’s Amended and Restated Articles of Incorporation shield Individual Defendants from Plaintiffs’ allegations, and that Plaintiffs cannot show that FBR’s current or former officers and directors failed to discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Nonetheless, Individual Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action. Individual Defendants, therefore, have determined that it is desirable and beneficial that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Those Individual Defendants who serve on FBR’s Board believe that the settlement set forth in this Stipulation confers substantial benefits upon FBR and its shareholders, and is in the best interests of FBR and its shareholders.

IV.	POSITION OF NOMINAL DEFENDANT FBR

Nominal Defendant FBR has determined that the settlement set forth in the Stipulation is in the best interests of FBR and its shareholders and that the settlement confers substantial benefits upon FBR and its shareholders. The Nominal Defendant, therefore, has determined that it is desirable and beneficial that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.

V.	TERMS OF THE STIPULATION OF SETTLEMENT

NOW, THEREFORE, IT HEREBY IS STIPULATED AND AGREED by and among Plaintiffs (for themselves and derivatively on behalf of FBR), the Individual Defendants, and FBR, by and through their respective counsel or attorneys of record, that, subject to Court approval, the Action and the Released Claims shall be finally and fully compromised, settled and released, and the Action shall be dismissed with prejudice, as to all Parties, upon and subject to the terms and conditions of the Stipulation, as follows.

1.	Definitions
As used in this Stipulation the following terms have the meanings specified below:

1.1           “Action” means the above-captioned shareholder derivative action entitled Kornfeld, et al. v. Billings, et al., Case No. CL-08-1144 (Va. Cir. Ct.), and any claims related to the Company’s failure to seek a premium payment for the sale of its majority stake in FBR Capital Markets Corporation as set forth in the Second Demand, attached hereto as Exhibit A.

1.2           “Court” means Arlington County Circuit Court in the Commonwealth of Virginia.

1.3           “Current FBR Shareholders” means all record and beneficial owners of FBR common stock as of the date of this Stipulation.

1.4           “Defendants” means the Individual Defendants and nominal party FBR.

 1.5           “Effective Date” means the first date by which all of the events and conditions specified in ¶6.1 of the Stipulation have been met and have occurred.

1.6           “Final Order and Judgment” or “Judgment” means the order and judgment to be rendered by the Court, attached hereto as Exhibit B.

1.7           “Final” means the time when a judgment is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) no notice of appeal has been filed and the time has passed for any such notice to be timely filed; or (2) an appeal has been filed and the Virginia Supreme Court has either declined to hear the appeal or affirmed the judgment and the time for any reconsideration has passed.

1.8           “FBR” or the “Company” means Friedman, Billings, Ramsey Group, Inc. including, but not limited to, its predecessors, successors (including but not limited to Arlington Asset Investment Corp.), controlling shareholders, partners, joint venturers, subsidiaries, affiliates, divisions, and assigns.

1.9           “Individual Defendants” means Eric F. Billings, J. Rock Tonkel, Richard J. Hendrix, William J. Ginivan, Kurt R. Harrington, Peter A. Gallagher, John T. Wall, Stephen D. Harlan, Daniel J. Altobello, Russell C. Lindner, Ralph S. Michael, III, and Wallace L. Timmeny.

1.10         “Mediator” means Mr. David Geronemus, Esq.

1.11         “Nominal Defendant” means FBR.

1.12         “Notice” or “Notice of Proposed Settlement” means the notice of the settlement attached hereto as Exhibit C-1.

1.13         “Parties” means, collectively, the Defendants, the Nominal Defendant and Plaintiffs on behalf of themselves and FBR.

1.14         “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.15           “Plaintiffs” means Bill Kornfeld and Edward Lapinski.

1.16         “Plaintiffs’ Counsel” means Barroway Topaz Kessler Meltzer & Check, LLP and any counsel that has appeared of record or rendered legal services to any of Plaintiffs in connection with the Action.

1.17         “Preliminary Order” means the order to be rendered by the Court substantially in the form attached hereto as Exhibit C.

1.18         “Related Persons” means each of a Person’s spouses, heirs, executors, estates, or administrators, any entity in which a Person and/or member(s) of his or her family has an interest, each of a Person’s present and former attorneys, legal representatives, and assigns in connection with the Action, and all of a Person’s past and present directors, officers, agents, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, divisions, and related or affiliated entities (including the past and present officers and directors of such Persons).

1.19         “Released Claims” means all claims (including “Unknown Claims,” as defined in ¶1.21 hereof), debts, actions, allegations, obligations, fees, expenses, costs, matters, demands, rights, liabilities, and causes of action of every nature and description whatsoever, known or unknown, concealed or hidden, contingent or absolute, accrued or unaccrued, that have been, could have been, or in the future can or might be asserted in the Action or in any court, tribunal or proceeding derivatively by or on behalf of Plaintiffs, by or on behalf of any present stockholder of the Company, by the Company, or by their or its predecessors, successors or assigns (or any person claiming by, through, in the right of or on behalf of them or the Company by subrogation, assignment or otherwise), whether legal, equitable or any other type, which have arisen, arise now or hereafter arise out of, or relate in any manner to, the facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions, or failures to act that were alleged or could have been alleged in the Action, including, but not limited to, claims relating to: (1) compensation paid to any FBR officer or former officer in the calendar years 2007 or 2008; or (2) any claims related to the Company’s failure to seek a premium payment for the sale of its majority stake in FBR Capital Markets Corporation as set forth in the Second Demand.

1.20         “Released Persons” means each and all of the Defendants and their Related Persons.

1.21         “Unknown Claims” means any and all claims that were alleged or could have been alleged in the Action by Plaintiffs, FBR, or any FBR shareholder derivatively on behalf of FBR, including, but not limited to, claims relating to (1) compensation granted or paid to any FBR officer or former officer in the calendar years 2007 or 2008 and (2) any claims related to the Company’s failure to seek a premium payment for the sale of its majority stake in FBR Capital Markets Corporation as set forth in the Second Demand, that Plaintiffs, FBR, or any FBR shareholders do not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons, or might have affected his, her, or its decision not to object to this settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, Plaintiffs, Individual Defendants, and FBR expressly shall have waived and each of the FBR shareholders shall be deemed expressly to have waived, and by operation of the Final Order and Judgment shall have waived, the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Upon the Effective Date, Plaintiffs, Individual Defendants, and FBR expressly shall have waived, and each of the FBR shareholders shall be deemed expressly to have waived, and by operation of the Final Order and Judgment shall have waived, any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542. Plaintiffs, Individual Defendants, FBR, and FBR shareholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff, Individual Defendant, and FBR expressly shall have settled and released, and each FBR shareholder shall be deemed fully, finally, and forever to have settled and released, and by operation of the Final Order and Judgment fully, finally, and forever shall have settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Parties acknowledge, and the FBR shareholders shall be deemed by operation of the Final Order and Judgment to have acknowledged, that the foregoing waiver separately was bargained for and is a key element of the settlement of which this release is a part.

2.            Corporate Governance Benefits to FBR
2.1           Plaintiffs and Defendants have conducted extensive arm’s-length negotiations with the substantial assistance and oversight of the Mediator and have reached agreement regarding the adoption of the corporate governance reforms (the “Corporate Governance Reforms”) set forth below. The Board of Directors of FBR shall adopt resolutions and amend committee charters as necessary to ensure adoption of the Corporate Governance Reforms within ninety (90) days after the Effective Date of the settlement. The Corporate Governance Reforms shall be maintained for a period of no less than four (4) years after the Effective Date of the settlement. In the event any Corporate Governance Reform listed below conflicts with any law, rule or regulation (including, but not limited to, regulations of any stock exchange on which FBR securities are listed or the provisions of the Virginia Stock Corporation Act, as amended from time to time), or if maintaining or implementing any Corporate Governance Reform would in the judgment of the Board constitute a breach of the Board’s fiduciary duties, FBR shall not be required to implement or maintain such Corporate Governance Reform. If any of the Corporate Governance Reforms requires stockholder approval, then the implementation of such Corporate Governance Reforms will remain subject to receipt of such approval.

A.          REFORMS TO COMPENSATION PRACTICES AND PROCEDURES
1.           The Company has adopted a new compensation plan to align the Company’s compensation policy with the Company’s current business objectives. In connection therewith, the Compensation Committee retained an independent compensation consultant to advise the Compensation Committee regarding an appropriate compensation plan which included identifying a peer group of companies to reflect appropriate comparable companies and structured a compensation policy that is, in substantial part, performance-based and does not allow the revision of any bonus formula for a given fiscal year once it has been established for that fiscal year. The new compensation plan was described in the Company’s Proxy Statement filed in connection with the notice of the 2010 Annual Shareholder Meeting.
2.          The Compensation Committee shall retain an independent compensation consultant annually to advise the Compensation Committee.
3.          The Company shall amend its Compensation Committee Charter to require that the Compensation Committee meet no fewer than four (4) times per year.
4.          Compensation “Clawback” Policy: The Board or the Compensation Committee, as appropriate, shall revise the Company’s guidelines regarding cash bonuses to provide that, in the future, in connection with the award of any cash bonus to a particular “executive officer” (as defined in the rules promulgated under the Securities and Exchange Act of 1934, as amended), such award will be conditioned upon, in the event of an accounting restatement due to material noncompliance by the Company as a result of intentional misconduct by that executive officer with respect to any financial reporting requirements of the federal securities laws with respect to financial statements filed by the Company within twelve (12) months after the date of such award, reimbursement by that executive officer to the Company of the difference between the amount of the original bonus received by that executive officer and the amount of the bonus such officer would have received had the amount of the bonus been calculated based on the restated financial statements.

B.          ELECTION OF A NEW INDEPENDENT DIRECTOR
1.           By the end of calendar year 2010, the Nominating and Governance Committee  will select and appoint a new independent director to serve on the Company’s Board of Directors, which new independent director shall serve on the Compensation Committee. The Nominating and Governance Committee shall recommend that the newly appointed independent director stand for election at the 2011 Annual Shareholder Meeting, provided such director continues to meet applicable independence standards, has not undergone any material change in circumstances since the appointment that would warrant reconsideration, has attended at least 75% of all Board meetings and has duly and faithfully administered his or her responsibilities as a director. If elected, that director shall continue to serve on the Compensation Committee. In the event that this newly appointed director is not able to stand for election at the 2011 Annual Shareholder Meeting, the Nominating and Governance Committee shall select and recommend a new independent director to serve on the Company’s Board of Directors and, if elected, that director shall serve on the Compensation Committee.

C.          OFFICER AND DIRECTOR STOCK OWNERSHIP GUIDELINES
1.           The Company shall adopt the following Officer and Director Stock Ownership Guidelines:

a)           The Company shall require any “executive officer” (as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended), subject to certain conditions established by the Board or the Compensation Committee, as the case may be, and set forth in the Company’s policy with respect to executive officer stock ownership, to retain 25% of any new equity awards made to such executive officer until the earlier of (i) the date on which the executive officer is no longer an FBR executive officer or (ii) the executive officer’s achievement of the following ownership levels of the Company’s stock: Chief Executive Officer (“CEO”) – five times 2009 base salary; and President, Chief Financial Officer, and Chief Operating Officer – four times 2009 base salary; and

b)           The Company shall require its directors to retain 25% of any new equity awards made to that director until the earlier of (i) the date on which the director is no longer an FBR director or (ii) the director’s achievement of the following ownership level of the Company’s stock: an aggregate market value equal to one year’s worth of 2009 base directors’ fees.

D.          RELATED PARTY TRANSACTIONS
1.           The Board shall adopt a policy governing related party transactions to ensure that such transactions are evaluated by a committee of the Board (“Conflict Committee”) comprised of three (3) independent directors, which may be the Audit Committee or a committee consisting of such other members of the Board as the Board may determine. The Conflict Committee shall have the right to retain independent advisors and independent counsel with no pre-existing relationships with the applicable related party.

E.           CHIEF EXECUTIVE OFFICER SUCCESSION PLAN
1.           The Board shall adopt a policy to ensure the stability of the Company in the event of departure of the Chief Executive Officer (“CEO”). The policy shall provide, among other things, that the Board shall promptly appoint a new CEO or, if advisable, an interim CEO, who shall ensure that the organization continues to operate without disruption and that all organizational commitments previously made are adequately executed.

F.           LEAD INDEPENDENT DIRECTOR
1.           The Company shall revise the corporate governance guidelines to include the following election processes and responsibilities of the Lead Independent Director:

a) The independent members of the Board annually shall elect by secret ballot an independent director to act in a lead capacity to coordinate the actions of the other independent directors, as described below. The Lead Independent Director shall coordinate and moderate executive sessions of the Board’s independent directors and act as principal liaison between the independent directors and the CEO on (i) topics or issues as requested by the independent directors, any Committee of the Board, or the full Board or (ii) any topic selected by the Lead Independent Director.

b)           In addition to the duties of all Board members (which shall not be limited or diminished by the Lead Independent Director’s role), the Lead Independent Director shall be responsible to ensure that the following functions are addressed as needed or as appropriate as determined in the good faith discretion of the Lead Independent Director:
(i)           timing and agendas for Board and Committee meetings;
(ii)          nature, quantity, and timing of information provided to the independent directors by the Company’s management, including information specifically requested by the Lead Independent Director;
(iii)         retention of such counsel or consultants who report directly to the Board, or to the Lead Independent Director;
(iv)         delivery of reports from the Nominating and Corporate Governance Committee regarding compliance with and implementation of the Company’s corporate governance policies;
(v)          delivery of reports from the Nominating and Corporate Governance Committee regarding recommended revisions to FBR’s corporate governance policies;
(vi)         evaluation, along with the members of the Compensation Committee and the full Board, of the Chief Executive Officer’s performance and meeting with the Chief Executive Officer to discuss the Board’s evaluation; and
(vii) recommend members for various Board Committees, as well as selection of the Committee Chairs.

G.          ADDITIONAL CORPORATE GOVERNANCE REFORMS
1.           All directors shall be expected to attend the Company’s annual shareholder meeting, unless excused by the Lead Independent Director with good cause.
2.           The Company shall revise its corporate governance guidelines to include a list of required attributes for the members of the Board.
3.           The Company shall ensure that its website includes the following information: (a) a listing of all current members of the Board of Directors and their biographical information; (b) contact information for the Board of Directors; and (c) all Board committee charters and the Company by-laws.

3.           Procedure For Implementing The Settlement
3.1         After execution of the Stipulation, Plaintiffs shall submit the Stipulation together with its exhibits to the Court and shall apply for entry of an order substantially in the form of Exhibit C, requesting, inter alia, the preliminary approval of the settlement set forth in the Stipulation, and approval for the publication of the Notice of Settlement (the “Notice”), substantially in the form of Exhibit C-1, which shall include the general terms of the settlement set forth in the Stipulation, including, but not limited to, the general terms of the fees and expenses to be paid to Plaintiffs’ Counsel and the date of the Settlement Hearing, as defined below. Within ten (10) days of the issuance of the preliminary approval order, FBR shall cause the Stipulation to be filed with the Securities and Exchange Commission on Form 8-K. All costs in identifying and notifying FBR’s shareholders of the settlement, including the filing of the Stipulation and the publication of the Notice, will be paid by FBR. If additional notice is required by the Court, the cost and administration of such additional notice will be borne by FBR.

3.2         Plaintiffs will request that after the Notice is given, the Court hold a hearing (the “Settlement Hearing”) to consider and determine whether to approve the terms of the settlement as fair, reasonable, and adequate, including the payment of attorneys’ fees and expenses in the amount negotiated by Plaintiffs and FBR, after the principal terms of the settlement were negotiated.

4.           Releases
4.1         Upon the Effective Date, as defined in ¶6.1, FBR, Plaintiffs (acting on their own behalf and derivatively on behalf of FBR), and each FBR shareholder (solely in their capacity as an FBR shareholder) shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with, the defense, settlement, or resolution of the Action against the Released Persons, provided, that nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

5.           Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses
 5.1        After negotiation of the material terms of the settlement, Plaintiffs and FBR, with the assistance of the Mediator, reached an agreement at arm’s-length and in good faith on the amount of attorneys’ fees, costs, and expenses that FBR will pay Plaintiffs’ Counsel, subject to court approval, in connection with the substantial benefits conferred upon the Company as a result of the Settlement (the “Fee and Expense Award”). As a result of those negotiations, FBR has agreed to pay Plaintiffs’ Counsel, as part of the Settlement and subject to court approval, a Fee and Expense Award in an amount of $975,000.

5.2         Within ten (10) days of the issuance of an Order by the Court finally approving the settlement, FBR shall pay the Fee and Expense Award into an interest-bearing escrow account, provided that such payment shall be maintained in such account for the benefit of Plaintiffs’ Counsel until such time as the Effective Date of the Settlement. Upon the Effective Date, the Fee and Expense Award, with any interest and as modified, if at all, by any further order by the Court or on appeal, will be released to Plaintiffs’ Counsel.

5.3         The allowance or disallowance by the Court of any award of attorneys’ fees or expenses will be considered by the Court following approval of this Stipulation and separately from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement. Any order or proceeding relating solely to an award of attorneys’ fees and expenses (including costs and disbursements), or any appeal from any order relating thereto or reversal or modification thereof, shall have no effect on the Settlement and shall not operate to terminate or cancel this Stipulation or to affect or delay the finality of the Order and Final Judgment approving this Stipulation.

6.           Conditions of Settlement and Effect of Disapproval, Cancellation, or Termination
6.1          The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:
(a)          approval by the Board;
(b)          the entry by the Court of the Final Order and Judgment, substantially in the form of Exhibit B hereto; and
(c)          the Final Order and Judgment has become Final.

6.2          If any of the conditions specified in ¶6.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶6.3, and the Parties shall be restored to their respective positions in the Action as of the last date on which a Party has executed this Stipulation, unless all Parties mutually agree in writing to proceed with the Stipulation.

6.3          In the event that the Stipulation or settlement is not approved by the Court, or the settlement is terminated for any reason, the Parties shall be restored to their respective positions as of the date of the execution of this Stipulation, and all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by any Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.           Miscellaneous Provisions
7.1         The Parties (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

7.2           Pending final determination of whether the settlement should be approved, all proceedings and all further activity between the Parties regarding or directed towards the Action, save for those activities and proceedings relating to this Stipulation and the Settlement, shall be stayed.

7.3           Pending the Effective Date of this Stipulation or the termination of the Stipulation according to its terms, Plaintiffs and their Related Persons are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any Released Person.

7.4           The Parties intend this settlement to be a final and complete resolution of all disputes between Plaintiffs, FBR, and Defendants with respect to the Action. The Settlement comprises claims which are contested and shall not be deemed an admission by any Party as to the merits of any claim, allegation, or defense. The Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel.

7.5           Neither the Stipulation (including any exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered, or used in any way by the Parties as a presumption, a concession, or an admission of, or evidence of, any fault, wrongdoing, or liability of the Parties or of the validity of any Released Claims; or (b) is intended by the Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative. The Released Persons may file the Stipulation and/or the Final Order and Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.6           The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.7           The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest.

7.8           This Stipulation and the exhibits attached hereto constitute the entire agreement among the Parties and no representations, warranties, or inducements have been made to any Party concerning the Stipulation or any of its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. Except as otherwise provided herein, each Party shall bear its own costs.

7.9           Each counsel or other Person executing the Stipulation or its exhibits on behalf of any Party hereby warrants that such Person has the full authority to do so.

7.10         The Stipulation may be executed in one or more counterparts. A faxed or pdf signature shall be deemed an original signature for the purposes of this Stipulation. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

7.11         The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Persons.

7.12         The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

7.13         This Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the Commonwealth of Virginia, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the Commonwealth of Virginia without giving effect to that State’s choice-of-law principles.

7.14         Plaintiffs hereby represent and warrant that they have not assigned any rights, claims, or causes of action that were asserted or could have been asserted in connection with, under, or arising out of the Released Claims.

7.15         All agreements made and orders entered during the course of the Action relating to the confidentiality of information shall survive this Stipulation.

7.16         Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

IN WITNESS WHEREOF, the Parties have caused the Stipulation to be executed by their duly authorized attorneys and dated August 9, 2010.

DATED:  August   23 , 2010

/s/ Robin Winchester
Lee D. Rudy
Robin Winchester
Tara P. Kao
BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP
280 King of Prussia Road
Radnor, PA 19087
Telephone: (610) 667-7706
Facsimile: (267) 948-2512

Jonathan D. Frieden (VSB No. 41452)
ODIN, FELDMAN & PITTLEMAN, P.C.
9302 Lee Highway, Suite 1100
Fairfax, VA. 22031
Telephone: (703) 218-2125
Facsimile: (703) 218-2160

Mark Hanna
MURPHY ANDERSON PLLC
1701 K Street, N.W.
Washington, DC 20006
Telephone: (202) 223-2620
Facsimile: (202) 223-8651
Counsel for Plaintiffs

DATED:  August   11 , 2010

/s/ George A. Borden
George A. Borden (pro hac vice)
Jefferey D. Bailey, VSB # 74649
WILLIAMS & CONNOLLY LLP 725 Twelfth Street, N.W.
Washington, DC 20005
(202) 434-5000 (telephone)
(202) 434-5029 (facsimile)
Counsel for Daniel J. Altobello, Eric F. Billings, Peter A. Gallagher, William J. Ginivan, Richard J. Hendrix, Russell C. Lindner, Ralph S. Michael, III, Wallace L. Timmeny, J. Rock Tonkel, and John T. Wall

DATED:  August   17 , 2010

/s/ Edward J. Fuhr
Edward J. Fuhr, VSB #28082
HUNTON & WILLIAMS LLP
951 East Byrd Street
Richmond, VA 23219
(804) 788-8200 (telephone)
(804) 788-8218 (facsimile)
Counsel for Nominal Defendant FBR

DATED:  August   11 , 2010

/s/ Seymour Glanzer
Seymour Glanzer (pro hac vice)
Leslie R. Cohen (pro hac vice)
Christopher J. Allen, VSB # 74620
DICKSTEIN SHAPIRO LLP
1825 Eye Street, N.W.
Washington, DC 20006
(202) 420-2200 (telephone)
(202) 420-2201 (facsimile)
Counsel for Defendant Kurt R. Harrington

DATED:  August   11 , 2010

/s/ Laura S. Wertheimer
Laura S. Wertheimer (pro hac vice)
Benjamin C. Brown, VSB # 65302
WILMER CUTLER PICKERING HALE & DORR LLP
1875 Pennsylvania Avenue, N.W.
Washington, DC 20006
(202) 663-6450 (telephone)
(202) 663-6363 (facsimile)
Counsel for Defendant Stephen D. Harlan

Exhibit A (To the Stipulation of Settlement)

July 20, 2009

VIA FEDEX
Mr. Eric F. Billings
Chairman of the Board and
    Chief Executive Officer
Arlington Asset Investment Corp.
1001 19th Street North
Arlington, VA 22209

Re:         Shareholder Demand

Dear Mr. Billings:

This firm represents Mr. Bill Kornfeld and Mr. Edward Lapinski (collectively, the “Stockholders”), who collectively hold approximately 134,000 shares of common stock of Arlington Asset Investment Corp. (“Arlington” or the “Company”) and are plaintiffs in a pending shareholder derivative action captioned Kornfeld, et al. v. Billings, et al., Civil Action No. 08-1144 (Circuit Ct. Arlington County, VA) brought on behalf of Arlington.  I write on behalf of the Stockholders to demand that the Board of Directors of Arlington (the “Board”) take action to remedy breaches of fiduciary duties and waste of corporate assets by the directors of the Company, as described herein.

As you are aware, by reason of their positions at Arlington and because of their ability to control the business and corporate affairs of Arlington, the directors and officers of the Company owe Arlington and its shareholders the fiduciary obligations of good faith, loyalty, and due care and are required to use their utmost ability to control and manage Arlington in a fair, just, honest and equitable manner.  The Stockholders believe that Arlington directors Eric F. Billings, Daniel J. Altobello, Peter A. Gallagher, Stephen D. Harlan, Russell C. Lindner, Ralph S. Michael, III, Wallace L. Timmeny, J. Rock Tonkel, Jr., and John T. Wall (collectively, the “Directors”) violated these core fiduciary duty principles, causing Arlington to sustain damages.

Prior to May 20, 2009, Arlington, through its wholly-owned subsidiary FBR TRS Holdings, Inc. (“TRS”), owned 33,333,049 shares of common stock of FBR Capital Markets Corporation (“FBRCM”), which represented approximately 56% of FBRCM’s outstanding equity.  In connection with its majority ownership of FBRCM, Arlington was a party to, among other things, (i) a July 20, 2006 Voting Agreement (“Voting Agreement”) pursuant to which Arlington had the right to, among other things, designate for election or appointment to the Board of Directors of FBRCM three non-independent and four independent directors; and (ii) a July 20, 2006 Governance Agreement (“Governance Agreement”) pursuant to which Arlington had, among other things, a right of first offer and right of first refusal with respect to the purchase of certain shares of FBRCM common stock owned by certain affiliates of Crestview Partners.

On May 20, 2009, Arlington entered into a Stock Repurchase Agreement with FBRCM pursuant to which Arlington, through TRS, sold to FBRCM 16,667,000 shares of FBRCM common stock at $4.35 per share, the May 20, 2009 closing price of FBRCM’s common stock on the Nasdaq stock exchange, for an aggregate sale price of $72,501,450.  Arlington’s sale of these shares reduced its ownership stake in FBRCM from approximately 56% to approximately 39%.  In connection with the Stock Repurchase Agreement, Arlington entered into certain ancillary agreements (“Ancillary Agreements”) pursuant to which, among other things, (i) the Voting Agreement was amended to, among other things, reduce Arlington’s right to designate directors for election or appointment to the Board of Directors of FBRCM from three non-independent and four independent directors to two non-independent and zero independent directors; and (ii) the Governance Agreement was terminated.

In exchange for giving up its majority control of FBRCM and its rights pursuant to the Voting Agreement and Governance Agreement, Arlington did not receive any premium to the market price of FBRCM’s common stock.  Moreover, there is no indication that the Board of Arlington formed a special committee of disinterested and independent directors to negotiate and approve the Stock Repurchase Agreement and Ancillary Agreements nor took other necessary and appropriate measures to ensure that the Stock Repurchase Agreement and Ancillary Agreements were fair to Arlington in light of, among other things, clear conflicts of interest on the part of Eric F. Billings and other Arlington officers and directors.  The Stockholders contend that the Directors, aided and abetted by FBRCM and the Board of Directors of FBRCM, breached their fiduciary duties and wasted corporate assets by approving and entering into the Stock Repurchase Agreement and Ancillary Agreements on unfair terms and pursuant to an unfair process.  As a direct and proximate result of the Directors’ breaches of fiduciary duties, Arlington has sustained damages, including, but not limited to, the loss of a premium on the sale of 16,667,000 shares of FBRCM common stock.

On behalf of the Stockholders, I hereby demand that the Board take action to recover the amount of damages sustained by the Company as a result of the misconduct alleged herein and to prevent this type of misconduct from recurring in the future.  If within a reasonable period of time after receipt of this letter the Board has not taken action as demanded herein, the Stockholders will bring derivative claims on behalf of Arlington seeking appropriate relief.

Sincerely,

BARROWAY TOPAZ KESSLER
MELTZER & CHECK, LLP

/s/ Robin Winchester
Robin Winchester

RW/ck
cc:          Jeffrey D. Bailey, Esq.
Edward J. Fuhr, Esq.
Mr. Bill Kornfeld
Mr. Edward Lapinski

VIRGINIA:

IN THE CIRCUIT COURT FOR ARLINGTON COUNTY

Bill Kornfeld and Edward Lapinski, Derivatively on Behalf of Nominal Defendant Friedman, Billings, Ramsey Group, Inc.

Plaintiffs,

v.

Eric F. Billings, J. Rock Tonkel, Richard J. Hendrix, William J. Ginivan, Kurt R. Harrington, Peter A. Gallagher, John T. Wall, Stephen D. Harlan, Daniel J. Altobello, Peter A. Gallagher, Russell C. Lindner, Ralph S. Michael, III, and Wallace L. Timmeny

Defendants,

and

Friedman, Billings, Ramsey Group, Inc.

Nominal Defendant.

Case No. CL 08-1144

[PROPOSED] FINAL JUDGMENT
AND ORDER OF DISMISSAL WITH PREJUDICE

EXHIBIT B

This matter came before the Court for hearing pursuant to the order of this Court dated  __________, 2010 (“Order”), on the application of the parties for approval of the proposed settlement (“Settlement”) set forth in the Stipulation of Settlement dated August 9, 2010 (the “Stipulation”).  Due and adequate notice having been given to current  Friedman, Billings, Ramsey Group, Inc. (“FBR”) stockholders as required in said Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefor, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1.	This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2.	This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties to the Action.

3.
The Court finds that the Notice of Settlement (the “Notice”) provided to current FBR stockholders was the best notice practicable under the circumstances.  The Notice fully satisfied the requirements of Va. Code Ann. § 13.1-672.2 and the requirements of due process, and it is further determined that all current FBR stockholders are bound by the Judgment herein.

4.
The Action and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice.  As among Plaintiffs, Individual Defendants and nominal party FBR, the parties are to bear their own costs, except as otherwise provided in the Stipulation.

5.
The Court finds that the terms of the Stipulation and Settlement are fair, reasonable and adequate as to each of the Parties, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Parties to perform its terms to the extent the Settling Parties have not already done so.

6.
Upon the Effective Date, as defined in the Stipulation, FBR, current FBR stockholders and Plaintiffs (acting on their own behalf and derivatively on behalf of FBR) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of; relating to, or in connection with, the defense, settlement, or resolution of the Action against the Released Persons.  Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

7.
Upon the Effective Date, as defined in the Stipulation, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Plaintiffs, Plaintiffs’ Counsel, FBR, and all of current FBR stockholders (solely in their capacity as FBR shareholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

8.
Plaintiffs’ Counsel are hereby awarded attorneys’ fees and expenses in the amount of $975,000 (the “Fee Award”), which sum the Court finds to be fair and reasonable and which shall be paid to Plaintiffs’ Counsel in accordance with the terms of the Stipulation.

9.
Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Defendants; or of the validity of any Released Claims; or (b) is intended by the Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative.  Released Persons may file the Stipulation and/or this Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

10.
Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over the Action and the parties to the Stipulation to enter any further orders as may be necessary to effectuate the Stipulation, the Settlement provided for therein and the provisions of this Judgment.

11.	The Court finds that no just reason exists for delay in entering final judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith.

IT IS SO ORDERED.

DATED:
CIRCUIT COURT JUDGE

VIRGINIA:

IN THE CIRCUIT COURT FOR ARLINGTON COUNTY

Bill Kornfeld and Edward Lapinski, Derivatively on Behalf of Nominal Defendant Friedman, Billings, Ramsey Group, Inc.

Plaintiffs,

v.

Eric F. Billings, J. Rock Tonkel, Richard J. Hendrix, William J. Ginivan, Kurt R. Harrington, Peter A. Gallagher, John T. Wall, Stephen D. Harlan, Daniel J. Altobello, Peter A. Gallagher, Russell C. Lindner, Ralph S. Michael, III, and Wallace L. Timmeny

Defendants,

and

Friedman, Billings, Ramsey Group, Inc.

Nominal Defendant.

Case No. CL 08-1144

[PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND
PROVIDING FOR NOTICE

EXHIBIT C

WHEREAS, the parties having made application, pursuant to Va. Code Ann. § 13.1-672.2, for an order (i) preliminarily approving the settlement (the “Settlement”) of the Action, in accordance with the Stipulation of Settlement dated August 9, 2010 (the “Stipulation”), which, together with the Exhibits annexed thereto, sets forth the terms and conditions for a proposed Settlement and dismissal of the Action with prejudice, upon the terms and conditions set forth therein; and (ii) approving for distribution of the Notice of Settlement (“Notice”);

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, this Court, having considered the Stipulation and the Exhibits annexed thereto and having heard the arguments of the Settling Parties at the preliminary approval hearing:

NOW THEREFORE, IT IS HEREBY ORDERED:

1.
This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Action.

2.
A hearing (the “Settlement Hearing”) shall be held before this Court on _______________, 2010, at ____ ____.m., at the Circuit Court of the State of Virginia, County of Arlington, 1425 North Courthouse Road, Arlington, VA 22201, to determine whether the Settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to FBR and the current FBR stockholders and should be finally approved by the Court; whether a Judgment as provided in ¶1.6 of the Stipulation should be entered herein, and to award attorneys’ fees and expenses in the agreed-to amount (the “Fee Award”) to Plaintiffs’ Counsel.

3.
The Court approves, as to form and content, the Notice annexed as Exhibit C-1 to the Stipulation, and finds that the distribution of the Notice substantially in the manner and form set forth in this Order meets the requirements of Va. Code Ann. § 13.1-672.2 and due process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all Persons entitled thereto.

4.
Not later than ten (10) calendar days following entry of this Order, FBR shall file the Notice of Proposed Settlement of Derivative Action with the Securities and Exchange Commission on Form 8-K and shall attach a copy of the Stipulation thereto.

5.	At least seven (7) days prior to the Settlement Hearing, FBR’s counsel shall serve on counsel for Plaintiffs and file with the Court proof, by affidavit or declaration, of such publication and filing.

6.	All current FBR stockholders shall be bound by all orders, determinations and judgments in the Action concerning the Settlement, whether favorable or unfavorable to current FBR stockholders.

7.
Pending final determination of whether the Settlement should be approved, no current FBR stockholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Defendants, any action or proceeding in any court or tribunal asserting any of the Released Claims.

8.	All papers in support of the Settlement shall be filed with the Court and served at least seven (7) calendar days prior to the Settlement Hearing.

9.
Any current FBR stockholder may appear and show cause, if he, she or it has any, why the terms of the Stipulation, the Settlement of the Action, and/or the Fee Award should not be approved as fair, reasonable and adequate, or why a Judgment should not be entered thereon, provided, however, unless otherwise ordered by the Court, no current FBR stockholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Stipulation, the Settlement, and/or the Fee Award, or, if approved, the Judgment to be entered thereon approving the same, unless that Person has, at least fourteen (14) days prior to the Settlement Hearing, filed with the Clerk of the Court and served on the following counsel (delivered by hand or sent by first class mail) appropriate proof of stock ownership, along with written objections, including the basis therefore, signed as authorized by the objecting shareholder, and copies of any papers and briefs in support thereof:

Robin Winchester Barroway Topaz Kessler Meltzer & Check, LLP 280 King of Prussia Road Radnor, PA 19087 Counsel for Plaintiffs	Edward J. Fuhr Hunton & Williams LLP 951 East Byrd Street Richmond, VA 23219 Counsel for Nominal Defendant FBR

George A. Borden
Williams & Connolly LLP
725 Twelfth Street, N.W.
Washington, DC 20005
Counsel for Daniel J. Altobello, Eric F.
Billings, Peter A. Gallagher, William J
Ginivan, Richard J. Hendrix, Russell C.
Lindner, Ralph S. Michael, III, Wallace L.
Timmeny, J. Rock Tonkel, and John T. Wall

Seymour Glanzer
Dickstein Shapiro LLP
1825 Eye Street, N.W.
Washington, DC 20006
Counsel for Defendant Kurt R. Harrington

Laura S. Wertheimer
Wilmer Cutler Pickering Hale & Dorr LLP
1875 Pennsylvania Avenue, N.W.
Washington, DC 20006
Counsel for Defendant Stephen D. Harlan

The written objections and copies of any papers and briefs in support thereof to be filed in Court shall be delivered by hand or sent by first class mail to:

Clerk of the Court
CIRCUIT COURT OF THE STATE OF VIRGINIA
COUNTY OF ARLINGTON
1425 North Courthouse Road
Arlington, VA 22201

Any current FBR stockholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation and to the Fee’ Award, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

10.
Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Defendants or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative.  The Released Parties may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

11.
All proceedings in the Action, other than as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended pending final determination of whether the Settlement provided for in the Stipulation shall be approved.  Plaintiffs and current FBR stockholders, or any of them, shall be preliminarily barred and enjoined from commencing, prosecuting, instigating, continuing, or in any way participating in the commencement or prosecution of any action, in any forum, asserting any Released Claims against any of the Released Persons.

12.
The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to the current FBR stockholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

13.	The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to current FBR stockholders.

IT IS SO ORDERED.

DATED:
CIRCUIT COURT JUDGE

VIRGINIA:

IN THE CIRCUIT COURT FOR ARLINGTON COUNTY

Bill Kornfeld and Edward Lapinski, Derivatively on Behalf of Nominal Defendant Friedman, Billings, Ramsey Group, Inc.

Plaintiffs,

v.

Eric F. Billings, J. Rock Tonkel, Richard J. Hendrix, William J. Ginivan, Kurt R. Harrington, Peter A. Gallagher, John T. Wall, Stephen D. Harlan, Daniel J. Altobello, Peter A. Gallagher, Russell C. Lindner, Ralph S. Michael, III, and Wallace L. Timmeny

Defendants,

and

Friedman, Billings, Ramsey Group, Inc.

Nominal Defendant.
Case No. CL 08-1144

NOTICE OF DERIVATIVE SETTLEMENT

EXHIBIT C-1

NOTICE OF SETTLEMENT OF DERIVATIVE ACTION,
HEARING THEREON, AND RIGHT TO APPEAR

IMPORTANT NOTICE TO ALL CURRENT HOLDERS OF FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. (NOW KNOWN AS ARLINGTON ASSET, INC.) COMMON STOCK AS OF   AUGUST  9, 2010 (“CURRENT FBR SHAREHOLDERS”), (EXCLUDING DEFENDANTS) AND THEIR SUCCESSORS-IN-INTEREST. PLEASE NOTE THAT THIS ACTION IS NOT A “CLASS ACTION” AND NO INDIVIDUAL SHAREHOLDER HAS THE RIGHT TO BE COMPENSATED AS RESULT OF THIS SETTLEMENT.

PLEASE TAKE NOTICE that the above-captioned shareholder derivative action (the “Action”) is being settled. The terms of the proposed settlement of the Action (the “Settlement”) are set forth in a Stipulation of Settlement dated August 9, 2010 (the “Stipulation”). This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court. 1

1 All capitalized terms herein have the same meanings as set forth in the Stipulation.

The Action was brought derivatively on behalf of Friedman, Billings, Ramsey Group, Inc. (“FBR” or the “Company”) against certain current and former officers and directors of the Company for alleged breaches of fiduciary duties, arising from, among other things, compensation to certain defendants in 2007 and 2008. The Settlement also involves a separate litigation demand by Plaintiffs demanding that the Board take action related to alleged breaches of fiduciary duty by certain directors, arising from the Company’s sale of its majority stake in FBR Capital Markets Corporation. All of the defendants deny each and every allegation in the Action and the demand.

The terms of the Settlement set forth in the Stipulation include the adoption and/or implementation of a variety of corporate governance measures related to, among other things, the Company’s compensation practices and procedures, including but not limited to: (1) the adoption of a new compensation plan; (2) the appointment of a new independent director; (3) the adoption of a compensation “clawback” policy; (4) the adoption of Officer and Director stock ownership guidelines; (5) the adoption of a Chief Executive Officer Succession Plan; and (6) the creation of a Conflict Committee to consider any related party transactions. The Settlement also provides for FBR to pay Plaintiffs’ Counsel’s attorneys’ fees and expenses in the amount of $975,000 (the “Fee Award”), subject to Court approval.

IF YOU ARE A CURRENT OWNER OF FBR COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

On __________, 2010, at ___ __.m., a hearing (the “Settlement Hearing”) will be held at the Circuit Court of the State of Virginia, County of Arlington (the “Court”), 1425 North Courthouse Road, Arlington, VA 22201, to determine: (1) whether the terms of the Settlement should be approved as fair, reasonable, and adequate; (2) whether the Action should be dismissed on the merits and with prejudice; (3) whether the agreed-to Fee Award described above should be awarded, and (4) such other matters as may be necessary or proper in the circumstances.

Any current FBR stockholder that objects to the Settlement of the Action shall have a right to appear and to be heard at the Settlement Hearing, and may enter an appearance through counsel of such Person’s own choosing and at such Person’s own expense or may appear on their own. However, no Person other than Plaintiffs’ Counsel and Defendants’ counsel in the Action shall be heard at the Settlement Hearing unless no later than fourteen (14) days prior to the date of the Settlement Hearing, such Person has filed with the Court and delivered to counsel for the Parties a written notice of objection, signed as authorized by the objecting shareholder, setting forth their ground for opposing the Settlement, and proof of both their status as a current FBR stockholder and the dates of stock ownership in FBR. Any objecting shareholder must also file with the Court and deliver to all counsel in the Action (listed below), copies of any documents, exhibits, affidavits, or other evidence the shareholder will rely upon in support of his or her objection. Only current FBR stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Court on or before __________, 2010, with service on the following parties:

Robin Winchester Barroway Topaz Kessler Meltzer & Check, LLP 280 King of Prussia Road Radnor, PA 19087	Seymour Glanzer Dickstein Shapiro LLP 1825 Eye Street, N.W. Washington, DC 20006

George A. Borden Williams & Connolly LLP 725 Twelfth Street, N.W. Washington, DC 20005	Laura S. Wertheimer Wilmer Cutler Pickering Hale & Dorr LLP 1875 Pennsylvania Avenue, N.W. Washington, DC 20006

Edward J. Fuhr Hunton & Williams LLP 951 East Byrd Street Richmond, VA 23219

Any Person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding, unless the Court orders otherwise.

Current FBR Shareholders who have no objection to the Settlement or the Fee Award do not need to appear at the Settlement Hearing or take any other action. If you are a Current FBR Shareholder, you will be bound by the final order and judgment of the Court, and you will be deemed to have released any and all claims that have or could have been brought in the Action.

Inquiries may be made to Plaintiffs’ Counsel: Robin Winchester, Barroway Topaz Kessler Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, PA 19087; telephone: 610-667-7706.

DATED: , 2010	BY ORDER OF THE COURT
CIRCUIT COURT OF
THE STATE OF VIRGINIA

DO NOT CONTACT THE CLERK OF THE COURT
REGARDING THIS NOTICE